Exhibit 3.47

CERTIFICATE OF LIMITED PARTNERSHIP

OF

COLUMBIA MEDICAL CENTER OF DENTON SUBSIDIARY, L.P.

Pursuant to Section 2.01 of the Texas Revised Limited Partnership Act (the “Act”), COLUMBIA MEDICAL CENTER OF DENTON SUBSIDIARY, L.P., (the “Partnership”), hereby submits for filing its Certificate of Limited Partnership. The Certificate of the Partnership shall be as follows.

1. The name of the Partnership is: COLUMBIA MEDICAL CENTER OF DENTON SUBSIDIARY, L.P.

2. The address of the registered office of the Partnership is 400 N. St. Paul Street, Dallas, Texas, 75201, and the name and address of the registered agent for service of process of the Partnership is Corporation Service Company, d/b/a CSC-Lawyers Incorporating Service Company, 400 N. St. Paul Street, Dallas, Texas 75201.

3. The address of the principal office in the United States where records are to be kept or made available under Section 1.07 of the Act is 13455 Noel Road, Twentieth Floor, Dallas, Texas 75240.

4. The name, mailing address, and street address of the business of the sole general partner of the Partnership is as follows.

Name:	Columbia North Texas Subsidiary GP, LLC

Mailing Address:	13455 Noel Road, Twentieth Floor Dallas, Texas 75240

IN WITNESS WHEREOF, the sole general partner of COLUMBIA MEDICAL CENTER OF DENTON SUBSIDIARY, L.P. has executed this Certificate of Limited Partnership as of February 27, 1997.

GENERAL PARTNER:

COLUMBIA NORTH TEXAS SUBSIDIARY GP, LLC, a Texas limited liability company

By:
John M. Franck II, Authorized Representative

CERTIFICATE OF MERGER

MERGING

DENTON REGIONAL MEDICAL CENTER, INC.

INTO

COLUMBIA MEDICAL CENTER OF DENTON SUBSIDIARY, L.P.

Pursuant to the provisions of Section 2.11 of the Texas Revised Limited Partnership Act and Section 263 of the Delaware General Corporation Law, the undersigned, Denton Regional Medical Center, Inc., a Delaware corporation, (the “Merging Corporation”), and Columbia Medical Center of Denton Subsidiary, L.P., a Texas limited partnership (the “Surviving Limited Partnership”), adopt the following Certificate of Merger:

FIRST: Attached hereto as Exhibit A and incorporated herein by reference is a copy of the executed Agreement and Plan of Merger (the “Plan”) by which the Merging Corporation is to be merged into the Surviving Limited Partnership.

SECOND: For each of the Merging Corporation and the Surviving Limited Partnership, the Plan was duly authorized by all action required by the laws under which it was incorporated or organized, as the case may be, and by the constituent documents of the Merging Corporation and the Surviving Limited Partnership. The Merging Corporation has approved, adopted, certified, executed and acknowledged the Plan in accordance with Section 263 of the Delaware General Corporation Law.

THIRD: The Plan is on file at the following place of business of the Surviving Limited Partnership: 13455 Noel Road, Twentieth floor, Dallas, Texas 75240. A copy of the Plan will be furnished by the Surviving Limited Partnership, on request and without cost, to any stockholder of the Merging Corporation or any partner of the Surviving Limited Partnership.

FOURTH: The Surviving Limited Partnership hereby agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of any constituent corporation or limited partnership of the State of Delaware, as well as for enforcement of any obligation of the Surviving Limited Partnership arising from the Merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to Section 262 of the Delaware General Corporation Law. The Surviving Limited Partnership irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings. The following is the address to which a copy of such process shall be mailed by the Secretary of State of tits State of Delaware: 13455 Noel Road, Twentieth Floor, Dallas, Texas 75240.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

EXECUTED to be effective as of 11:59 p.m. on the 31st of May, 1997.

MERGING CORPORATION

DENTON REGIONAL MEDICAL CENTER, INC. a Delaware corporation

By:
John M. Franck II, Secretary

SURVIVING LIMITED PARTNERSHIP:

COLUMBIA MEDICAL CENTER OF DENTON SUBSIDIARY, L.P., a Texas limited partnership

By:	Columbia North Texas Subsidiary GP, LLC, Its General Partner

	By:	Columbia SDH Holdings, Inc. Its Sole Member

By:
John M. Franck II, Secretary

3